UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

ENTRADE INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15303	52-2153008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Central Avenue, Northfield, Illinois 60093

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 441-6650

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 20, 2006, Entrade announced that the United States Securities and Exchange Commission issued a Formal Order of Investigation relating to Entrade’s failure to file a Form 10-Q since November 20, 2000 and a Form 10-K since March 30, 2000. The investigation includes a possible failure to file other required filings; internal control and books and records issues; audit related issues and issues relating to trading in its securities. The Order is directed to Entrade, its officers, directors and subsidiaries. Entrade and its subsidiaries are cooperating fully with the SEC and the SEC has made no determination of any wrongdoing at this time. The press release is Attachment 1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006

Entrade Inc.
(Registrant)

/s/ Peter R. Harvey
Peter R. Harvey
President and Chief Executive Officer

ATTACHMENT 1

Entrade Inc. Reports Notice of SEC Formal Order

NORTHFIELD, Ill. — (BUSINESS WIRE) — Jan. 20, 2006 — Entrade Inc. (OTC:ETAD.PK) announced today that the United States Securities and Exchange Commission issued a Formal Order of Investigation relating to Entrade’s failure to file a Form 10-Q since November 20, 2000 and a Form 10-K since March 30, 2000. The order is directed to Entrade, its officers, directors and subsidiaries. Entrade and its subsidiaries are cooperating fully with the SEC and the SEC has made no determination of any wrongdoing at this time.

Contacts:

Entrade Inc.

Peter Harvey, 847-784-3313